UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Furnished as Exhibit 99.1 to this Current Report on Form 8-K is a presentation of UroGen Pharma Ltd. (the “Company”), all or a portion of which will be presented by the Company beginning at 11:00 a.m. Eastern Time on June 13, 2024 at the Company’s previously announced UGN-102 data event.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing the Company makes with the U.S. Securities and Exchange Commission (“SEC”), whether before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events

On June 13, 2024, the Company announced positive secondary endpoint duration of response (“DOR”) data from the Phase 3 ENVISION trial investigating UGN-102 for intravesical solution in patients with low-grade intermediate risk non-muscle invasive bladder cancer (“LG-IR-NMIBC”).

In the ENVISION trial, the 12-month DOR data by Kaplan-Meier (“KM”) estimate for patients who achieved a complete response (“CR”) at three months after the first instillation of UGN-102 was 82.3% (95% CI, 75.9%, 87.1%). This is in line with the 69.9% (51.8%, 82.3%) nine-month DOR data by KM estimate for patients who achieved a CR at three months after the first instillation of UGN-102 observed in the Company’s Phase 2b OPTIMA II trial and the 79.6% (69.3%, 86.8%) 12-month DOR data by KM estimate for patients who achieved a CR at three months after the first instillation of UGN-102 alone observed in the Company’s Phase 2 ATLAS trial.

The ENVISION trial met its primary endpoint with patients having a 79.6% (73.9%, 84.5%) CR rate at three months after the first instillation of UGN-102. This is in line with the CR rates at three months after the first instillation of UGN-102 of 65.1% (52.0%, 76.7%) and 64.8% (56.3%, 72.6%) observed in the OPTIMA II trial and ATLAS trial, respectively.

Among the patients in the ENVISION trial who achieved a CR at three months, 76.4% (69.8%, 82.3%) maintained a CR at 12 months. Among the 240 patients enrolled in the ENVISION trial, 60.8% (54.3%, 67.0%) were still in response at 12 months.

In the ENVISION trial, DOR KM estimates at 15 (n=43) and 18 (n=9) months were both 80.9% (95% CI, 73.9%, 86.2%). Although median DOR was not estimable due to the number of patients remaining in CR, the predicted median DOR is 40 months based on the Weibull Predicted Curve.

The ENVISION trial demonstrated a similar safety profile to that observed in the OPTIMA II and ATLAS trials, with treatment-emergent adverse events typically mild-to-moderate in severity.

In January 2024, the Company initiated the submission of a rolling New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) for UGN-102 as a treatment for LG-IR-NMIBC. The latest DOR data are expected to support the UGN-102 NDA, which the Company plans to complete in the third quarter of 2024, with a potential FDA acceptance in the fourth quarter of 2024 and potential FDA approval in the first quarter of 2025 (assuming priority review) or the second quarter of 2025 (assuming standard review).

If approved, UGN-102 may become the first FDA-approved medicine for LG-IR-NMIBC. The Company estimates that the annual addressable U.S. patient population for LG-IR-NMIBC is approximately 82,000, of which approximately 23,000 are estimated to be newly diagnosed and 59,000 are estimated to be recurrent patients. The Company estimates that the total addressable market opportunity for UGN-102 in LG-IR-NMIBC is potentially over $5.0 billion, assuming an expected pricing range of $16,000 to $19,000 per dose.

UGN-102, if approved, may be an alternative to the current standard of care for LG-IR-NMIBC, trans-urethral resection of bladder tumor (“TURBT”). The Company estimates that approximately 68% of LG-IR-NMIBC patients have two or more recurrences, with approximately 23% having five or more recurrences. Repeated TURBT procedures to treat these recurrences can impact patients’ physical health and quality of life. The Company estimates that around 35% of patients will experience an adverse event within 90 days of undergoing a TURBT, and patients who have had two to four procedures have an estimated 14% greater risk of death than patients who have only had one procedure.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, the Company can give no assurance that such expectations and assumptions will prove to be correct. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements regarding the potential for the Company to transform bladder cancer treatment; the potential of JELMYTO® to change the treatment paradigm in low-grade upper tract urothelial cancer (“LG-UTUC”); the potential of UGN-102 to transform the treatment paradigm in LG-IR-NMIBC; the potential of UGN-301 to expand to Immuno-Oncology for high-grade non-muscle invasive bladder cancer (“HG-NMIBC”); the estimated patient population in bladder cancer and estimated addressable patient population for UGN-102 in LG-IR-NMIBC and UGN-301 in HG-NMIBC; the estimated total addressable market opportunity for UGN-102 in LG-IR-NMIBC; the expected price range per dose for UGN-102; the potential for UGN-102 to become the first FDA-approved medicine for LG-IR-NMIBC; the opportunity and potential benefits of UGN-102 for LG-IR-NMIBC and potential advantages over TURBT; the potential NDA completion and review timeline for UGN-102, including the FDA’s potential acceptance thereof and approval of UGN-102 and the timing thereof; the potential of the Company’s proprietary RTGel® technology platform to improve therapeutic profiles of existing drugs; and the Company’s sustained release technology making local delivery potentially more effective as compared to other treatment options. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: ENVISION DOR data may not be sufficient to support an NDA submission for UGN-102; even if an NDA for UGN-102 is accepted by the FDA, there is no guarantee that such NDA will be sufficient to support approval of UGN-102 on the timeframe expected, or at all; the timing and success of clinical trials and potential safety or other complications encountered therein; results from prior or ongoing clinical trials may not be indicative of results that may be observed in the future; unforeseen delays that may impact the timing of progressing clinical trials and reporting data; the ability to obtain regulatory approval within the timeframe expected, or at all; the ability to maintain regulatory approval; complications associated with commercialization activities; the labeling for any approved product; competition in the Company’s industry; the scope, progress and expansion of developing and commercializing the Company’s product candidates; the size and growth of the market(s) therefor and the rate and degree of market acceptance thereof vis-à-vis alternative therapies; the Company’s RTGel technology may not perform as expected and the Company may not successfully develop and receive regulatory approval of any product candidate beyond JELMYTO that incorporates RTGel technology; and the Company’s ability to attract or retain key management, members of the board of directors and other personnel. These and other factors are described in greater detail under the “Risk Factors” heading of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 13, 2024. All information provided in this Current Report on Form 8-K is as of the date of this Current Report on Form 8-K, and any forward-looking statements contained herein are based on assumptions that the Company believes to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this report, which are based on information available to us on the date hereof. The Company undertakes no duty to update this information unless required by law.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits.

Exhibit No.	Description

99.1	Company Presentation, dated June 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 13, 2024	UROGEN PHARMA LTD.

	By:	/s/ Don Kim
Don Kim
Chief Financial Officer